   As filed with the Securities and Exchange Commission on September 11, 1997
                                                         Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                            MERITOR AUTOMOTIVE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   Delaware                                            38-3354643
                   --------                                            ----------
            (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION NO.)

               2135 West Maple Road                                         48084-7186
                  Troy, Michigan                                            (ZIP CODE)
          (ADDRESS OF PRINCIPAL EXECUTIVE
                     OFFICES)

                               ------------------
            MERITOR AUTOMOTIVE, INC. 1997 LONG-TERM INCENTIVES PLAN
                            (FULL TITLE OF THE PLAN)
                               ------------------

                           DAVID W. GREENFIELD, Esq.
              Senior Vice President, General Counsel and Secretary
                            Meritor Automotive, Inc.
                              2135 West Maple Road
                           Troy, Michigan 48084-7186
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (248) 435-1000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------
                                    Copy to:

                             PETER R. KOLYER, Esq.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100
                               ------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                            PROPOSED
                                                            PROPOSED         MAXIMUM
                                            AMOUNT          MAXIMUM         AGGREGATE      AMOUNT OF
         TITLE OF SECURITIES                TO BE        OFFERING PRICE  OFFERING PRICE  REGISTRATION
           TO BE REGISTERED               REGISTERED     PER SHARE (1)         (1)            FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1 per share
  (including the associated Preferred
  Share Purchase Rights) (the Common
  Stock)..............................  7,000,000 shares      $9.07        $63,490,000      $19,240

================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the Securities Act), based on (a) the book value as of June 30, 1997 of the assets to be received by the Registrant in the initial transaction in which the Registrant's securities registered under the Securities Exchange Act of 1934, as amended (the Exchange Act), pursuant to the Registrant's Registration Statement on Form 10, as amended (File No. 1-13093), will be issued, divided by (b) the number of shares of Common Stock estimated to be outstanding after such initial issuance.
================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following document, which has been filed with the Securities and Exchange Commission (the Commission), is incorporated herein by reference and made a part hereof:

     Registration Statement on Form 10, as amended, pursuant to Section 12(b) of the Exchange Act, filed by Meritor Automotive, Inc. (the Company) in File No. 1-13093 (the Form 10). The description of the Company's Common Stock is contained in Item 11.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     This Item is not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     David W. Greenfield, Esq., who has passed upon the legality of any newly issued Common Stock of the Company covered by this Registration Statement, is Senior Vice President, General Counsel and Secretary of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. The Company's Restated Certificate of Incorporation provides that Company directors are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which a director derived an improper personal benefit.

     The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to certain limitations. The Company's Amended By-Laws and the appendix thereto provide for the indemnification of directors, officers, employees and agents of the Company to the extent permitted by Delaware law. It is expected that the Company's directors and officers will be insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     This Item is not applicable.


ITEM 8. EXHIBITS.

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
 4.1     Restated Certificate of Incorporation of the Company.

 4.2     Amended By-Laws of the Company.

 4.3     Rights Agreement, dated as of September 8, 1997, by and between the Company and
         First Chicago Trust Company of New York as Rights Agent.

 5       Opinion of David W. Greenfield, Esq., Senior Vice President, General Counsel and
         Secretary of the Company, as to the legality of any newly-issued Common Stock of the
         Company covered by this Registration Statement.

23.1     Consent of David W. Greenfield, Esq., Senior Vice President, General Counsel and
         Secretary of the Company, contained in his opinion filed as Exhibit 5 to this
         Registration Statement.

23.2     Consent of Chadbourne & Parke LLP set forth on page II-5 of this Registration
         Statement.

23.3     Consent of James P. O'Shaughnessy, Esq., set forth on page II-6 of this Registration
         Statement.

23.4     Consent of Deloitte & Touche LLP, independent auditors, set forth on page II-7 of this Registration Statement.

24       Power of Attorney authorizing certain persons to sign this Registration Statement and amendments thereto on behalf of certain directors and officers of the Company.

ITEM 9. UNDERTAKINGS.

A. The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TROY, STATE OF MICHIGAN ON THE 11TH DAY OF SEPTEMBER, 1997.

                                          MERITOR AUTOMOTIVE, INC.

                                            By     /s/ DAVID W. GREENFIELD
                                            ------------------------------------

                                             (DAVID W. GREENFIELD, SENIOR VICE
                                              PRESIDENT, GENERAL COUNSEL
                                              AND SECRETARY)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 11TH DAY OF SEPTEMBER, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                  SIGNATURE                                                      TITLE
---------------------------------------------              ------------------------------------------------
               LARRY D. YOST*                             Chairman of the Board and Chief Executive
                                                          Officer (principal executive officer) and Director

          JOSEPH B. ANDERSON, JR.*                                          Director

              DONALD R. BEALL*                                              Director

              JOHN J. CREEDON*                                              Director

              CHARLES H. HARFF*                                             Director

              HAROLD A. POLING*                                             Director

              MARTIN D. WALKER*                                             Director

              THOMAS A. MADDEN*                            Senior Vice President and Chief Financial
                                                             Officer (principal financial officer)

            LAWRENCE J. LOCKWOOD*                          Vice President and Controller (principal
                                                                     accounting officer)

* By    /s/ DAVID W. GREENFIELD
     ---------------------------------
           (DAVID W. GREENFIELD,
             ATTORNEY-IN-FACT)

                               CONSENT OF COUNSEL

     We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Meritor Automotive, Inc. in respect of the Meritor Automotive, Inc. 1997 Long-Term Incentives Plan.




                                                          CHADBOURNE & PARKE LLP

30 Rockefeller Plaza
New York, New York 10112
September 11, 1997

                               CONSENT OF COUNSEL

     I hereby consent to the incorporation by reference in this Registration Statement on Form S-8, in respect of the Meritor Automotive, Inc. 1997 Long-Term Incentives Plan, of the reference to me under the heading "The Automotive Business-Legal Proceedings" in Part I of the Registration Statement on Form 10, as amended, filed by Meritor Automotive, Inc. (File No. 1-13093).



/s/ JAMES P. O'SHAUGHNESSY
------------------------------
James P. O'Shaughnessy

September 11, 1997

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Meritor Automotive, Inc. on Form S-8, in respect to the Meritor Automotive, Inc. 1997 Long-Term Incentives Plan, of our reports dated June 10, 1997 on the combined financial statements and financial statement schedule of the Automotive Business of Rockwell International Corporation, and our report dated June 10, 1997 on the balance sheet of Meritor Automotive, Inc. (formerly 111 Holdings, Inc.), all appearing in the Registration Statement on Form 10/A, Amendment No. 4, of Meritor Automotive, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
September 10, 1997

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                                                                                 PAGE
--------                                                                                ----
  4.1      Restated Certificate of Incorporation of the Company.

  4.2      Amended By-laws of the Company.

  4.3 Rights Agreement, dated as of September 8, 1997, by and between the Company and First Chicago Trust Company of New York as Rights Agent.

  5        Opinion of David W. Greenfield, Esq., Senior Vice President, General
           Counsel and Secretary of the Company, as to the legality of any newly-issued Common Stock of the Company covered by this Registration
           Statement.

 23.1      Consent of David W. Greenfield, Esq., Senior Vice President, General
           Counsel and Secretary of the Company, contained in his opinion filed as
           Exhibit 5 to this Registration Statement.

 23.2 Consent of Chadbourne & Parke LLP set forth on page II-5 of this Registration Statement.

 23.3 Consent of James P. O'Shaughnessy, Esq., set forth on page II-6 of this Registration Statement.

 23.4      Consent of Deloitte & Touche LLP, independent auditors, set forth on page
           II-7 of this Registration Statement.

 24        Power of Attorney authorizing certain persons to sign this Registration
           Statement and amendments thereto on behalf of certain directors and officers of the Company.